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Exhibit 14.1

Independent Auditors' Consent

        We consent to the incorporation by reference in the Registration Statements on Form S-8 relating to the ARCADIS G&M, Inc. 2002 Officer Stock Purchase Plan (File No. 333-104780), the ARCADIS NV 2002 Employee Stock Purchase Plan (File No. 333-91646), the ARCADIS NV 2001 Long Term Incentive Share Option Plan (File No. 333-99489), the Heidemij N.V. 1996 Incentive Plan (File No. 333-06280), and the Heidemij N.V. 1994 Incentive Plan (File No. 33-76328), of our report dated March 5, 2004, with respect to the consolidated balance sheets of ARCADIS NV as of December 31, 2003 and 2002, and the related consolidated statements of income, shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2003, which report appears in the December 31, 2003 Annual Report on Form 20-F of ARCADIS NV.

De Meern, The Netherlands, June 4, 2004

KPMG Accountants N.V.

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Independent Auditors' Consent